Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-290665 and 333-290665-01

This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933.  This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these Securities in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement

Subject To Completion, dated August 27, 2026

(To Prospectus dated December 8, 2025,

Series A Prospectus Supplement dated December 8, 2025 and

Product Supplement No. WF-1 dated December 8, 2025)

BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

◼Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust (each referred to as an “Underlying”)

◼Unlike ordinary debt securities, the Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal on the Maturity Date and are subject to potential automatic call prior to the Maturity Date upon the terms described below.  Whether the Securities pay a Contingent Coupon, whether the Securities are automatically called prior to the Maturity Date and, if they are not automatically called, whether you receive the principal amount of your Securities on the Maturity Date will depend, in each case, on the Fund Closing Price of the Lowest Performing Underlying on the relevant Calculation Day.  The Lowest Performing Underlying on any Calculation Day is the Underlying that has the lowest Fund Closing Price on that Calculation Day as a percentage of its Starting Value

◼Contingent Coupon.  The Securities will pay a Contingent Coupon on a monthly basis until the earlier of the Maturity Date or automatic call if, and only if, the Fund Closing Price of the Lowest Performing Underlying on the Calculation Day for that month is greater than or equal to its Coupon Barrier. If the Fund Closing Price of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier, you will not receive any Contingent Coupon on the related Contingent Coupon Payment Date. However, if the Fund Closing Price of the Lowest Performing Underlying on one or more Calculation Days is less than its Coupon Barrier and, on a subsequent Calculation Day, the Fund Closing Price of the Lowest Performing Underlying on that subsequent Calculation Day is greater than or equal to its Coupon Barrier, the Securities will pay the Contingent Coupon Payment due for that subsequent Calculation Day plus all previously unpaid Contingent Coupon Payments (without interest on amounts previously unpaid). If the Fund Closing Price of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier and the Fund Closing Price of the Lowest Performing Underlying on each subsequent Calculation Day up to and including the Final Calculation Day is less than its Coupon Barrier, you will not receive the unpaid Contingent Coupon Payments in respect of those Calculation Days.  If the Fund Closing Price of the Lowest Performing Underlying is less than its Coupon Barrier on every Calculation Day, you will not receive any Contingent Coupons throughout the entire term of the Securities. The Coupon Barrier for each Underlying is equal to 70% of its Starting Value. The Contingent Coupon Rate will be determined on the Pricing Date and will be at least 15.05% per annum

◼Automatic Call.  If the Fund Closing Price of the Lowest Performing Underlying on any of the monthly Calculation Days from February 2027 to July 2029, inclusive, is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus a final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments

◼Potential Loss of Principal.  If the Securities are not automatically called prior to the Maturity Date, you will receive the principal amount on the Maturity Date if, and only if, the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Threshold Value.  If the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your Securities. The Threshold Value for each Underlying is equal to 70% of its Starting Value

◼If the Securities are not automatically called prior to the Maturity Date, you will have full downside exposure to the Lowest Performing Underlying from its Starting Value if its Fund Closing Price on the Final Calculation Day is less than its Threshold Value, but you will not participate in any appreciation of either Underlying and will not receive any dividends on shares of either Underlying or the securities held by or included in either Underlying

◼Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Calculation Day.  You will not benefit in any way from the performance of the better performing Underlying.  Therefore, you will be adversely affected if either Underlying performs poorly, even if the other Underlying performs favorably

◼All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities

◼Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is expected to be between $920.00 and $970.00 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and “Structuring the Securities” on page PS-30 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$23.25	$976.75
Total

(1)Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.

(2)In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Terms of the Securities

Issuer:	BofA Finance LLC.
Guarantor:	BAC.
Underlyings:	The VanEck® Gold Miners ETF (Bloomberg symbol: “GDX”) and the iShares® Silver Trust (Bloomberg symbol: “SLV”).
Pricing Date*:	August 31, 2026.
Issue Date*:	September 3, 2026.
Maturity Date*:

August 31, 2029, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.  The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Contingent Coupon Payment (with Memory Feature):

On each Contingent Coupon Payment Date, you will receive a Contingent Coupon Payment at a per annum rate equal to the Contingent Coupon Rate if, and only if, the Fund Closing Price of the Lowest Performing Underlying on the related Calculation Day is greater than or equal to its Coupon Barrier. Each “Contingent Coupon Payment,” if any, will be calculated per Security as follows: ($1,000 × Contingent Coupon Rate)/12. Any Contingent Coupon Payment will be rounded to the nearest cent, with one-half cent rounded upward. If the Fund Closing Price of the Lowest Performing Underlying on one or more Calculation Days is less than its Coupon Barrier and, on a subsequent Calculation Day, the Fund Closing Price of the Lowest Performing Underlying on that subsequent Calculation Day is greater than or equal to its Coupon Barrier, the Securities will pay the Contingent Coupon Payment due for that subsequent Calculation Day plus all previously unpaid Contingent Coupon Payments (without interest on amounts previously unpaid).

If the Fund Closing Price of the Lowest Performing Underlying on any Calculation Day is less than its Coupon Barrier, you will not receive any Contingent Coupon Payment on the related Contingent Coupon Payment Date. In addition, if the Fund Closing Price of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier and the Fund Closing Price of the Lowest Performing Underlying on each subsequent Calculation Day up to and including the Final Calculation Day is less than its Coupon Barrier, you will not receive the unpaid Contingent Coupon Payments in respect of those Calculation Days. If the Fund Closing Price of the Lowest Performing Underlying is less than its Coupon Barrier on all Calculation Days, you will not receive any Contingent Coupon Payments over the term of the Securities.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each Calculation Day (as each such Calculation Day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the Contingent Coupon Payment Date with respect to the Final Calculation Day will be the Maturity Date.

Contingent Coupon Rate:	The “Contingent Coupon Rate” will be determined on the Pricing Date and will be at least 15.05% per annum.
Automatic Call:

If the Fund Closing Price of the Lowest Performing Underlying on any of the Calculation Days from February 2027 to July 2029, inclusive, is greater than or equal to its Starting Value, the Securities will be automatically called, and on the related Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount per Security plus a final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments. The Securities will not be subject to automatic call until the sixth Calculation Day, which is approximately six months after the issue date.

If the Securities are automatically called, they will cease to be outstanding on the related Call Settlement Date and you will have no further rights under the Securities after such Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Calculation Days*:

Monthly, on the 28th day of each month, commencing September 2026 and ending July 2029, and the Final Calculation Day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to August 28, 2029 as the “Final Calculation Day.”

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Call Settlement Date:	Three business days after the applicable Calculation Day (as each such Calculation Day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the Securities are not automatically called prior to the Maturity Date, you will be entitled to receive on the Maturity Date a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount (in addition to the final Contingent Coupon Payment, if any, and any previously unpaid Contingent Coupon Payments, if otherwise payable). The “Maturity Payment Amount” per Security will equal:

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than or equal to its Threshold Value:
         $1,000; or

•if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:

$1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

If the Securities are not automatically called prior to the Maturity Date and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will lose more than 30%, and possibly all, of the principal amount of your Securities on the Maturity Date.

Any return on the Securities will be limited to the sum of your Contingent Coupon Payments, if any.  You will not participate in any appreciation of either Underlying, but you will have full downside exposure to decreases in the price of the Lowest Performing Underlying on the Final Calculation Day if the Ending Value of that Underlying is less than its Threshold Value.

Lowest Performing Underlying:	For any Calculation Day, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor on that Calculation Day.
Performance Factor:	With respect to an Underlying on any Calculation Day, its Fund Closing Price on such Calculation Day divided by its Starting Value (expressed as a percentage).
Fund Closing Price:

With respect to each Underlying, the Fund Closing Price, the Closing Price and the Adjustment Factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Value:	With respect to the VanEck® Gold Miners ETF: $ , its Fund Closing Price on the Pricing Date. With respect to the iShares® Silver Trust: $ , its Fund Closing Price on the Pricing Date.
Ending Value:	With respect to each Underlying, its Fund Closing Price on the Final Calculation Day.
Coupon Barrier:	With respect to the VanEck® Gold Miners ETF: $ , which is equal to 70% of its Starting Value. With respect to the iShares® Silver Trust: $ , which is equal to 70% of its Starting Value.
Threshold Value:	With respect to the VanEck® Gold Miners ETF: $ , which is equal to 70% of its Starting Value. With respect to the iShares® Silver Trust: $ , which is equal to 70% of its Starting Value.
Market Disruption Events and Postponement Provisions:

Each Calculation Day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Maturity Date will be postponed if the Final Calculation Day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Calculation Days and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each Contingent Coupon Payment Date, each Call Settlement Date and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Selling Agents:

BofAS and Wells Fargo Securities, LLC (“WFS”).

Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $23.25 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.

In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period.  If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09712GVC5

* Subject to change

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Additional Information about BofA Finance, the Guarantor and the Securities

The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:

•Product Supplement No. WF-1 dated December 8, 2025:

https://www.sec.gov/Archives/edgar/data/70858/000119312525311329/d51848d424b2.htm

•Series A MTN prospectus supplement dated December 8, 2025 and prospectus dated December 8, 2025: https://www.sec.gov/Archives/edgar/data/70858/000119312525310920/d51586d424b3.htm

These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Investor Considerations

The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:

■seek an investment with Contingent Coupon Payments at a rate of at least 15.05% per annum (to be determined on the Pricing Date) until the earlier of the Maturity Date or automatic call, if, and only if, the Fund Closing Price of the Lowest Performing Underlying on the applicable Calculation Day is greater than or equal to 70% of its Starting Value;

■understand that if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day has declined by more than 30% from its Starting Value, they will be fully exposed to the decline in the Lowest Performing Underlying from its Starting Value and will lose more than 30%, and possibly all, of the principal amount of their Securities at maturity;

■are willing to accept the risk that they may receive few or no Contingent Coupon Payments over the term of the Securities;

■understand that the Securities may be automatically called prior to the Maturity Date and that the term of the Securities may be as short as approximately six months;

■understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on each Calculation Day and that they will not benefit in any way from the performance of the better performing Underlying;

■understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;

■understand and are willing to accept the full downside risks of each Underlying;

■are willing to forgo participation in any appreciation of either Underlying and dividends on shares of the Underlyings and on the securities held by or included in the Underlyings; and

■are willing to hold the Securities until maturity.

The Securities may not be an appropriate investment for investors who:

■seek a liquid investment or are unable or unwilling to hold the Securities to maturity;

■require full payment of the principal amount of the Securities at maturity;

■   seek a security with a fixed term;

■are unwilling to purchase Securities with an estimated value as of the Pricing Date that is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover page;

■are unwilling to accept the risk that the Fund Closing Price of the Lowest Performing Underlying on the Final Calculation Day may decline by more than 30% from its Starting Value;

■seek certainty of current income over the term of the Securities;

■seek exposure to the upside performance of either or each Underlying;

■seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;

■are unwilling to accept the risk of exposure to the Underlyings;

■are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or

■prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The VanEck® Gold Miners ETF” and “The iShares® Silver Trust” below.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the Securities have not been previously automatically called, on each Contingent Coupon Payment Date, either you will receive a Contingent Coupon Payment (including any previously unpaid Contingent Coupon Payments) or you will not receive a Contingent Coupon Payment, depending on the Fund Closing Price of the Lowest Performing Underlying on the related Calculation Day.

Step 1: Determine which Underlying is the Lowest Performing Underlying on the relevant Calculation Day. The Lowest Performing Underlying on any Calculation Day is the Underlying with the lowest Performance Factor on that Calculation Day.  The Performance Factor of an Underlying on a Calculation Day is its Fund Closing Price on that Calculation Day as a percentage of its Starting Value (i.e., its Fund Closing Price on that Calculation Day divided by its Starting Value).

Step 2: Determine whether a Contingent Coupon Payment (including any previously unpaid Contingent Coupon Payments) is paid on the applicable Contingent Coupon Payment Date based on the Fund Closing Price of the Lowest Performing Underlying on the relevant Calculation Day, as follows:

If the Securities have not been automatically called prior to the Maturity Date, then at maturity you will receive (in addition to the final Contingent Coupon Payment, if any, and any previously unpaid Contingent Coupon Payments, if otherwise payable) a cash payment per Security (the Maturity Payment Amount) calculated as follows:

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day. The Lowest Performing Underlying on the Final Calculation Day is the Underlying with the lowest Performance Factor on the Final Calculation Day.  The Performance Factor of an Underlying on the Final Calculation Day is its Ending Value as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Step 2: Calculate the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Hypothetical Payout Profile

The following profile illustrates the potential Maturity Payment Amount on the Securities (excluding any final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments) for a range of hypothetical performances of the Lowest Performing Underlying on the Final Calculation Day from its Starting Value to its Ending Value, assuming the Securities have not been automatically called prior to the Maturity Date. As this profile illustrates, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the Securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual Ending Value of the Lowest Performing Underlying on the Final Calculation Day and whether you hold your Securities to the Maturity Date.  The performance of the better performing Underlying is not relevant to your return on the Securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
30% contingent
downside protection
Return of the Least Performing
Underlying at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Return of the Least Performing Underlying

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-6 of the accompanying product supplement, page S-7 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.

Structure-related Risks

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called prior to maturity and the Ending Value of either Underlying is less than its Threshold Value, at maturity you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.

Your return on the Securities is limited to the return represented by the Contingent Coupon Payments, if any, over the term of the Securities. Your return on the Securities is limited to the Contingent Coupon Payments paid over the term of the Securities, regardless of the extent to which the Fund Closing Price of either Underlying on any Calculation Day or the Ending Value of either Underlying exceeds its Coupon Barrier or Starting Value, as applicable. Similarly, the amount payable at maturity or upon an automatic call will never exceed the sum of the principal amount and the applicable Contingent Coupon Payment, regardless of the extent to which the Fund Closing Price of either Underlying on any Calculation Day exceeds its Starting Value. In contrast, a direct investment in one or both of the Underlyings or the securities held by or included in one or both of the Underlyings would allow you to receive the benefit of any appreciation in their prices. Thus, any return on the Securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.

The Securities are subject to a potential automatic call, which would limit your ability to receive the Contingent Coupon Payments over the full term of the Securities. The Securities are subject to a potential automatic call. Beginning in February 2027, the Securities will be automatically called if, on any Calculation Day prior to the Final Calculation Day, the Fund Closing Price of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called prior to the Maturity Date, you will be entitled to receive the principal amount and the Contingent Coupon Payment with respect to the applicable Calculation Day, and no further amounts will be payable with respect to the Securities. In this case, you will lose the opportunity to continue to receive Contingent Coupon Payments after the date of the automatic call. If the Securities are called prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.

You may not receive any Contingent Coupon Payments. The Securities do not provide for any regular fixed coupon payments. Investors in the Securities will not necessarily receive any Contingent Coupon Payments on the Securities. If the Fund Closing Price of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier, you will not receive a Contingent Coupon Payment on the related Contingent Coupon Payment Date. You will receive a previously unpaid Contingent Coupon Payment on a subsequent Contingent Coupon Payment Date if and only if the Fund Closing Price of the Lowest Performing Underlying on the related Calculation Day is greater than or equal to its Coupon Barrier. However, if the Fund Closing Price of the Lowest Performing Underlying on a Calculation Day is less than its Coupon Barrier and the Fund Closing Price of the Lowest Performing Underlying on each subsequent Calculation Day up to and including the Final Calculation Day is less than its Coupon Barrier, you will not receive the unpaid Contingent Coupon Payments in respect of those Calculation Days. If the Fund Closing Price of the Lowest Performing Underlying is less than its Coupon Barrier on all the Calculation Days during the term of the Securities, you will not receive any Contingent Coupon Payments during the term of the Securities, and will not receive a positive return on the Securities.

Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the Fund Closing Price of one Underlying is always greater than or equal to its Coupon Barrier or Threshold Value, as applicable. Your Securities are linked to the lowest performing of the Underlyings, and a change in the price of one Underlying may not correlate with changes in the price of the other Underlying.  The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the price of one Underlying could be offset to some extent by the appreciation in the price of the other Underlying.  In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the price of one Underlying would not be offset by any appreciation in the price of the other Underlying.  Even if the Fund Closing Price of an Underlying is at or above its Coupon Barrier on a Calculation Day, you will not receive the Contingent Coupon Payment on the related Contingent Coupon Payment Date if the Fund Closing Price of the other Underlying is below its Coupon Barrier on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a portion of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.

Higher Contingent Coupon Rates are associated with greater risk. The Securities offer Contingent Coupon Payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential Contingent Coupon Payments are associated with greater levels of expected risk as of the Pricing Date as compared to conventional debt securities,

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

including the risk that you may not receive a Contingent Coupon Payment on one or more, or any, Contingent Coupon Payment Dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per Security at maturity. The volatility of the Underlyings and the correlation among the Underlyings are important factors affecting this risk.  Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying, typically observed over a specified period of time.  Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market.  Correlation is a measurement of the extent to which the prices of the Underlyings tend to fluctuate at the same time, in the same direction and in similar magnitudes.  Greater expected volatility of the Underlyings or lower expected correlation among the Underlyings as of the Pricing Date may result in a higher Contingent Coupon Rate, but it also represents a greater expected likelihood as of the Pricing Date that the Fund Closing Price of at least one Underlying will be less than its Coupon Barrier on one or more Calculation Days, such that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Securities, and that the Fund Closing Price of at least one Underlying will be less than its Threshold Value on the Final Calculation Day such that you will lose a substantial portion, and possibly all, of the principal amount per Security at maturity. In general, the higher the Contingent Coupon Rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, Contingent Coupon Payments during the term of the Securities and that you will lose a substantial portion, and possibly all, of the principal amount per Security at maturity.

Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the Securities, the Contingent Coupon Payment (if any) may be less than the yield on a conventional debt security of comparable maturity.

The Contingent Coupon Payment, payment upon automatic call or Maturity Payment Amount, as applicable, will not reflect the prices of the Underlyings other than on the Calculation Days. The prices of the Underlyings during the term of the Securities other than on the Calculation Days will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether each Contingent Coupon Payment (including any previously unpaid Contingent Coupon Payments, if applicable) is payable and will calculate the payment upon an automatic call or the Maturity Payment Amount, as applicable, by comparing only the Starting Value, the Coupon Barrier or the Threshold Value, as applicable, to the Fund Closing Price on the applicable Calculation Day or the Ending Value for each Underlying. No other prices of the Underlyings will be taken into account. As a result, if the Securities are not automatically called prior to maturity, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the price of each Underlying was always above its Threshold Value prior to the Final Calculation Day.

A Contingent Coupon Payment Date, a Call Settlement Date and the Maturity Date may be postponed if a Calculation Day is postponed. A Calculation Day (including the Final Calculation Day) with respect to an Underlying will be postponed if the applicable originally scheduled Calculation Day is not a trading day with respect to either Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on that Calculation Day. If such a postponement occurs with respect to a Calculation Day other than the Final Calculation Day, then the related Contingent Coupon Payment Date or Call Settlement Date, as applicable, will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the last Final Calculation Day as postponed.

Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of, or any amounts payable on, the Securities. The Securities are our unsecured senior debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon an automatic call or the Maturity Payment Amount at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable Contingent Coupon Payment Date, Call Settlement Date or the Maturity Date, regardless of the Fund Closing Price of the Lowest Performing Underlying as compared to its Starting Value. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations.  Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities.  However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the prices of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.

We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and payment of our obligations under our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Valuation- and Market-related Risks

The public offering price you pay for the Securities will exceed their initial estimated value. The range of initial estimated values of the Securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the Pricing Date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.

We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.

The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: prices of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.

Conflict-related Risks

Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may adversely affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Underlyings or the securities held by or included in the Underlyings, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Underlyings or the securities held by or included in the Underlyings, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may adversely affect the prices of the Underlyings. Consequently, the prices of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also expect to engage in hedging activities that could adversely affect the prices of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may adversely affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities, the Underlyings or the securities represented by the Underlyings and may hold or resell the Securities, the Underlyings or the securities represented by the Underlyings.  For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the Underlyings, the market value of your Securities prior to maturity or the amounts payable, if any, on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying-related Risks

Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.

●You have limited anti-dilution protection.

●Changes that affect an Underlying or, if applicable, its fund underlying index may adversely affect the value of the Securities and any payments on the Securities.

●We cannot control actions by any of the unaffiliated companies whose securities are included in an Underlying or, if applicable, its fund underlying index.

●We and our affiliates have no affiliation with any fund sponsor or fund underlying index sponsor and have not independently verified its public disclosure of information.

●Risks associated with the GDX’s fund underlying index will affect the value of the GDX and hence the value of the Securities.

●There are risks associated with funds.

The Securities are subject to risks associated with silver.  The SLV seeks to reflect generally the performance of the price of silver, less the SLV’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, increases in silver hedging activity by silver producers, significant changes in attitude by speculators and investors in silver, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

There are risks associated with commodities trading on the London Bullion Market Association. The investment objective of the SLV is to reflect generally the price of silver before the payment of its expenses and liabilities. The price of silver is determined by the London Bullion Market Association (the “LBMA”) or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA silver price as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the Securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA silver price. All of these factors could adversely affect the price of the SLV and, therefore, the return on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The SLV is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The SLV’s underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the Securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.

The SLV is not an investment company or commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act of 1936, as amended.  Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.

The performance of the SLV may not correlate with the performance of its underlying commodity as well as the net asset value (“NAV”) per share or unit of the SLV, especially during periods of market volatility. The SLV does not fully replicate the performance of its underlying commodity, which is silver, due to the fees and expenses charged by the SLV or by restrictions on access to its underlying commodity due to other circumstances. The SLV does not generate any income, and as the SLV regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share or unit gradually declines over time. The SLV sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares or units rises or falls in response to changes in the price of its underlying commodity. The sale by the SLV of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the Securities. Additionally, there is a risk that part or all of the SLV’s holdings in its underlying commodity could be lost, damaged or stolen. Access to the SLV’s underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the SLV and its underlying commodity. In addition, because the shares or units of the SLV are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share or unit of the SLV may differ from the NAV per share or unit of the SLV. During periods of market volatility, the SLV’s underlying commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the NAV per share or unit of the SLV and the liquidity of the SLV may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares or units of the SLV. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the SLV. As a result, under these circumstances, the market value of shares or units of the SLV may vary substantially from the NAV per share or unit of the SLV. For all of the foregoing reasons, the performance of the SLV may not correlate with the performance of its underlying commodity as well as the NAV per share or unit of the SLV, which could materially and adversely affect the value of the Securities in the secondary market and/or reduce any payment on the Securities.

An investment in the Securities is subject to risks associated with investing in stocks in the gold and silver mining industries. All or substantially all of the equity securities held by the GDX are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting these industries than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold has fluctuated in recent years and may continue to fluctuate substantially over short periods of time so the trading price of the shares of the GDX may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation and changes in industrial and commercial demand for metals. Additionally, increased environmental or labor costs may depress the value of metal investments. In times of significant inflation or great economic uncertainty, gold, silver and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold, silver and other precious metals may be adversely affected, which could in turn affect the GDX’s returns. If a natural disaster or other event with a significant economic impact occurs in a region where the companies in which the GDX invests operate, that disaster or event could negatively affect the profitability of these companies and, in turn, the GDX’s investment in them. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the GDX and the price of the GDX during the term of the Securities, which may adversely affect the value of your Securities.

In addition, the GDX is classified as “non-diversified” under the Investment Company Act of 1940, as amended. A non-diversified fund generally may invest a larger percentage of its assets in the securities of a smaller number of issuers. As a result, the GDX may be more susceptible to the risks associated with these particular companies, or to a single economic, political or regulatory occurrence affecting these companies.

An investment in the Securities is subject to risks associated with foreign securities markets, including emerging markets. Some of the securities held by the GDX are issued by foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the GDX may include companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the GDX may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the Closing Price of the GDX which could, in turn, adversely affect the value of the Securities.

The Securities are subject to foreign currency exchange rate risk. The GDX holds securities traded outside of the United States. The GDX’s share price will fluctuate based upon its NAV, which will in turn depend in part upon changes in the value of the currencies in which the securities held by the GDX are traded. Accordingly, investors in the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities held by the GDX are traded. An investor’s net exposure will depend on the extent to which these currencies strengthen or weaken against the U.S. dollar. If the dollar strengthens against these currencies, the NAV of the GDX will be adversely affected and the price of the GDX may decrease.

The stocks held by the GDX are concentrated in one sector. The GDX holds securities issued by companies in the gold miners sector. As a result, some of the stocks that will determine the performance of the Securities are concentrated in one sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the securities held by the GDX, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in this sector. Accordingly, by investing in the Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

The GDX recently changed the index it tracks. Previously, the GDX tracked the NYSE® Arca Gold Miners Index®, but, after the close of trading on September 19, 2025, the GDX began tracking the MarketVector Global Gold Miners Index. Any historical information about the performance of the GDX for any period before the close of trading on September 19, 2025 will be during a period in which the GDX tracked a different index, and therefore should not be considered information relevant to how the GDX will perform as it tracks the MarketVector Global Gold Miners Index. In addition, there can be no assurance that the GDX will not further change the fund underlying index it tracks in the future.

The MarketVector Global Gold Miners Index, which is the GDX’s fund underlying index, has a limited operating history. The MarketVector Global Gold Miners Index, which is the GDX’s fund underlying index, was launched on June 3, 2025. Because the MarketVector Global Gold Miners Index has no live closing level history prior to that date, limited live historical closing level information will be available for you to consider in making an independent investigation of the MarketVector Global Gold Miners Index’s performance and therefore the GDX’s performance, which may make it difficult for you to make an informed decision with respect to your Securities. As a result, the return on your Securities may involve greater risk than those that are linked to ETFs tracking underlying indices with a more established record of performance.

The performance of the GDX may not correlate with the performance of its fund underlying index as well as the NAV per share or unit of the GDX, especially during periods of market volatility. The performance of the GDX and that of its fund underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the GDX may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its fund underlying index. This could be due to, for example, the GDX not holding all or substantially all of the underlying assets included in its fund underlying index and/or holding assets that are not included in its fund underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the GDX, differences in trading hours between the GDX (or the underlying assets held by the GDX) and its fund underlying index, or other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the shares or units of the GDX are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the GDX may differ from its NAV per share or unit; shares or units of the GDX may trade at, above, or below its NAV per share or unit. During periods of market volatility, securities held by the GDX may be unavailable in the secondary market, market participants may be unable to calculate accurately the NAV per share or unit of the GDX and the liquidity of the GDX may be adversely affected. Market volatility may also disrupt the ability of market participants to trade

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

shares or units of the GDX. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the GDX. As a result, under these circumstances, the market value of shares or units of the GDX may vary substantially from the NAV per share or unit of the GDX.

Tax-related Risks

The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Hypothetical Returns

If the Securities are automatically called:

If the Securities are automatically called prior to the Maturity Date, you will receive the principal amount of your Securities plus a final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments on the applicable Call Settlement Date. In the event the Securities are automatically called, your total return on the Securities will equal any Contingent Coupon Payments received prior to the Call Settlement Date and the Contingent Coupon Payment received on the Call Settlement Date.

If the Securities are not automatically called:

If the Securities are not automatically called prior to the Maturity Date, the following table illustrates, for a range of hypothetical Performance Factors of the Lowest Performing Underlying on the Final Calculation Day, the hypothetical Maturity Payment Amount payable at maturity per Security (excluding any final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments).  The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is its Ending Value expressed as a percentage of its Starting Value (i.e., its Ending Value divided by its Starting Value).

Hypothetical Performance Factor of Lowest Performing Underlying on Final Calculation Day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00

The above figures do not take into account Contingent Coupon Payments, if any, received during the term of the Securities. As evidenced above, in no event will you have a positive rate of return based solely on the Maturity Payment Amount received at maturity; any positive return will be based solely on the Contingent Coupon Payments, if any, received during the term of the Securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the Securities are not automatically called prior to the Maturity Date, the actual amount you will receive on the Maturity Date will depend on the actual Ending Value of the Lowest Performing Underlying on the Final Calculation Day. The performance of the better performing Underlying is not relevant to your return on the Securities.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a Contingent Coupon Payment will be paid (and whether any previously unpaid Contingent Coupon Payments will be paid) and whether the Securities will be automatically called, if applicable, on a Contingent Coupon Payment Date prior to the Maturity Date. The examples do not reflect any specific Contingent Coupon Payment Date.  The following examples assume that the Securities are subject to automatic call on the applicable Calculation Day. The Securities will not be subject to automatic call until the sixth Calculation Day, which is approximately six months after the issue date. The following examples reflect a hypothetical Contingent Coupon Rate of 15.05% per annum (the specified minimum Contingent Coupon Rate) and assume the hypothetical Starting Value, Coupon Barrier and Fund Closing Price for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value or Coupon Barrier. The hypothetical Starting Value of $100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for either Underlying. The actual Starting Value and Coupon Barrier for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual Fund Closing Prices of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1 on hypothetical Calculation Day #1. The Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #1 is greater than or equal to its Coupon Barrier and less than its Starting Value.  As a result, investors receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities are not automatically called.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Fund Closing Price on hypothetical Calculation Day #1:	$90.00	$85.00
Hypothetical Coupon Barrier:	$70.00	$70.00
Performance Factor (Fund Closing Price on hypothetical Calculation Day #1 divided by Starting Value):	90.00%	85.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on hypothetical Calculation Day #1.

In this example, the iShares® Silver Trust has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on hypothetical Calculation Day #1.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable Contingent Coupon Payment Date.

Since the hypothetical Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #1 is greater than or equal to its Coupon Barrier, you would receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date. However, because the hypothetical Fund Closing Price of the Lowest Performing Underlying is less than its Starting Value, the Securities would not be automatically called. The Contingent Coupon Payment would be equal to $12.54 per Security, determined as follows: (i) $1,000 multiplied by 15.05% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2 on hypothetical Calculation Day #2. The Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #2 is less than its Coupon Barrier and its Starting Value.  As a result, investors do not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date and the Securities are not automatically called.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Fund Closing Price on hypothetical Calculation Day #2:	$69.00	$105.00
Hypothetical Coupon Barrier:	$70.00	$70.00
Performance Factor (Fund Closing Price on hypothetical Calculation Day #2 divided by Starting Value):	69.00%	105.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on hypothetical Calculation Day #2.

In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on hypothetical Calculation Day #2.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable Contingent Coupon Payment Date.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Since the hypothetical Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #2 is less than its Coupon Barrier, you would not receive a Contingent Coupon Payment on the applicable Contingent Coupon Payment Date. In addition, because the hypothetical Fund Closing Price of the Lowest Performing Underlying also is less than its Starting Value, the Securities would not be automatically called, even though the Fund Closing Price of the better performing Underlying on hypothetical Calculation Day #2 is greater than its Starting Value.  As this example illustrates, whether you receive a Contingent Coupon Payment and whether the Securities are automatically called on a Contingent Coupon Payment Date will depend solely on the Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #2.  The performance of the better performing Underlying is not relevant to your return on the Securities.

Example 3 on hypothetical Calculation Day #3. The Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #3 is greater than or equal to its Starting Value.  As a result, the Securities are automatically called on the applicable Contingent Coupon Payment Date for the principal amount plus a final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments.

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Fund Closing Price on hypothetical Calculation Day #3:	$105.00	$130.00
Hypothetical Coupon Barrier:	$70.00	$70.00
Performance Factor (Fund Closing Price on hypothetical Calculation Day #3 divided by Starting Value):	105.00%	130.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on hypothetical Calculation Day #3.

In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on hypothetical Calculation Day #3.

Step 2: Determine whether a Contingent Coupon Payment will be paid and whether the Securities will be automatically called on the applicable Contingent Coupon Payment Date.

Since the hypothetical Fund Closing Price of the Lowest Performing Underlying on hypothetical Calculation Day #3 is greater than or equal to its Starting Value, the Securities would be automatically called and you would receive the principal amount plus a final Contingent Coupon Payment and any previously unpaid Contingent Coupon Payments on the applicable Contingent Coupon Payment Date, which is also referred to as the Call Settlement Date. Because no Contingent Coupon Payment was received in connection with hypothetical Calculation Day #2, investors in the Securities would also receive the previously unpaid Contingent Coupon Payment on the related Contingent Coupon Payment Date. On the Call Settlement Date, you would receive $1,025.08 per Security.

You will not receive any further payments after the Call Settlement Date.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Hypothetical Payment at the Maturity Date

Set forth below are examples of calculations of the Maturity Payment Amount payable on the Maturity Date, assuming that the Securities have not been automatically called prior to the Maturity Date and assuming the hypothetical Starting Value, Coupon Barrier, Threshold Value and Ending Value for each Underlying indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual Starting Value, Coupon Barrier or Threshold Value. The hypothetical Starting Value of $100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value for either Underlying. The actual Starting Value, Coupon Barrier and Threshold Value for each Underlying will be determined on the Pricing Date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual Fund Closing Prices of the Underlyings, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value, the Maturity Payment Amount is equal to the principal amount of your Securities at maturity and you receive a final Contingent Coupon Payment (plus any previously unpaid Contingent Coupon Payments):

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Ending Value:	$145.00	$125.00
Hypothetical Coupon Barrier:	$70.00	$70.00
Hypothetical Threshold Value:	$70.00	$70.00
Performance Factor (Ending Value divided by Starting Value):	145.00%	125.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the iShares® Silver Trust has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its hypothetical Threshold Value, the Maturity Payment Amount would equal the principal amount.  Although the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is significantly greater than its hypothetical Starting Value in this scenario, the Maturity Payment Amount will not exceed the principal amount.

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000 per Security. In addition, because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Coupon Barrier, you would receive a final Contingent Coupon Payment on the Maturity Date (plus any previously unpaid Contingent Coupon Payments).

Example 2. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Starting Value but greater than its Threshold Value and its Coupon Barrier, the Maturity Payment Amount is equal to the principal amount of your Securities at maturity and you receive a final Contingent Coupon Payment (plus any previously unpaid Contingent Coupon Payments):

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Ending Value:	$90.00	$110.00
Hypothetical Coupon Barrier:	$70.00	$70.00
Hypothetical Threshold Value:	$70.00	$70.00
Performance Factor (Ending Value divided by Starting Value):	90.00%	110.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the VanEck® Gold Miners ETF has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Since the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value, but not by more than 30%, you would be repaid the principal amount of your Securities at maturity.

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $1,000 per Security. In addition, because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Coupon Barrier, you would receive a final Contingent Coupon Payment on the Maturity Date (plus any previously unpaid Contingent Coupon Payments).

Example 3. The Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value and its Coupon Barrier, the Maturity Payment Amount is less than the principal amount of your Securities at maturity and you do not receive a final Contingent Coupon Payment or any previously unpaid Contingent Coupon Payments:

	VanEck® Gold Miners ETF	iShares® Silver Trust
Hypothetical Starting Value:	$100.00	$100.00
Hypothetical Ending Value:	$120.00	$45.00
Hypothetical Coupon Barrier:	$70.00	$70.00
Hypothetical Threshold Value:	$70.00	$70.00
Performance Factor (Ending Value divided by Starting Value):	120.00%	45.00%

Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.

In this example, the iShares® Silver Trust has the lowest Performance Factor and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.

Step 2: Determine the Maturity Payment Amount based on the Ending Value of the Lowest Performing Underlying on the Final Calculation Day.

Since the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its hypothetical Starting Value by more than 30%, you would lose a portion of the principal amount of your Securities and receive the Maturity Payment Amount equal to $450.00 per Security, calculated as follows:

= $1,000 × Performance Factor of the Lowest Performing Underlying on the Final Calculation Day

= $1,000 × 45.00%

= $450.00

In addition to any Contingent Coupon Payments received during the term of the Securities, on the Maturity Date you would receive $450.00 per Security. Because the hypothetical Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Coupon Barrier, you would not receive a final Contingent Coupon Payment on the Maturity Date (including any previously unpaid Contingent Coupon Payments).

These examples illustrate that you will not participate in any appreciation of either Underlying, but will be fully exposed to a decrease in the Lowest Performing Underlying if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, even if the Ending Value of the other Underlying has appreciated or has not declined below its Threshold Value.

To the extent that the Starting Value, Coupon Barrier, Threshold Value and Ending Value of the Lowest Performing Underlying differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of Van Eck Associates Corporation, the investment advisor to the GDX, and iShares Delaware Trust Sponsor LLC, the sponsor of the SLV. We refer to Van Eck Associates Corporation and iShares Delaware Trust Sponsor LLC as the “Advisors”. The Advisors which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, an Underlying. The consequences of either Advisor discontinuing publication of either Underlying are discussed in “General Terms of the Securities-Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of either Underlying or any successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The VanEck® Gold Miners ETF

We have derived the following information from publicly available documents published by VanEck ETF Trust (the “Trust”) (or, with respect to its underlying index, NYSE Arca).

Information provided to or filed with the SEC relating to the GDX under the Securities Exchange Act of 1934, as amended, can be located by reference to its Central Index Key, or CIK, 0001137360 through the SEC’s website at http://www.sec.gov. Additional information about the GDX may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We have not made any independent investigation as to the accuracy or completeness of such information.

The GDX is an investment portfolio maintained, managed and advised by the Trust. The GDX is an exchange traded fund that trades on NYSE Arca under the ticker symbol “GDX.” The GDX seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MarketVector Global Gold Miners Index (the “underlying index”). The underlying index is comprised of publicly traded companies primarily involved in the gold and silver mining industries. The GDX utilizes a “passive” or “indexing” investment approach in attempting to track the performance of the underlying index by investing in a portfolio of securities that generally replicates the underlying index. The GDX will normally invest at least 80% of its total assets in common stocks that comprise the underlying index.

Prior to the close of trading on September 19, 2025, the GDX tracked the NYSE® Arca Gold Miners Index®.

The Underlying Index

The underlying index is a thematic index tracking the performance of companies involved in the gold and silver mining industries. The underlying index is calculated, maintained and published by MarketVector, the index sponsor. The underlying index was launched on June 3, 2025 with a base index value of 1,000.00 as of April 30, 2006.

The underlying index is reported by Bloomberg L.P. under the ticker symbol “MVGDXTR.”

The Index Universe

The underlying index only includes companies with at least 50% (25% for current components) of their:

•revenues from gold and/or silver mining, royalties, and/or streaming; and/or

•mining mineral resources from gold and/or silver.

The index universe will include only common securities and securities with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing, excluding limited partnerships.

Due to certain restrictions security listings on exchanges in the following countries do not qualify for the index universe: Bahrain, China (domestic market), India, Kuwait, Luxembourg, Oman, Qatar, Russia, Saudi Arabia, United Arab Emirates, and Vietnam. Furthermore, securities listed on the following exchanges or exchange segments are not eligible for this index: Paris Euronext Auction, Hamburger Boerse, Boerse Berlin, Oslo Euronext Growth, London Stock Exchange (AIM, AIMI, ASQ1, ASQ2, ASX1, ASXN, SFM2, SFM3, SSQ3, SSX3, SSX4, EQS). Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on this exchange.

Investable Index Universe

Market Capitalization and Liquidity Criteria

Securities must meet the following size and liquidity requirements to be included in the investable universe. If composite country volume data exists, it will be used to identify the investable universe.

All of the following applies for securities that are currently not included in the underlying index:

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

•free-float of at least 10%;

•full market capitalization exceeding USD $150 million;

•a three-month average daily trading volume of at least USD $1 million at the current quarter and at the previous two quarters; and

•at least 250,000 shares traded per month over the last six months at the current quarter and at the previous two quarters.

All of the following applies for securities already in the underlying index:

•free-float of at least 5%;

•a full market capitalization exceeding USD $75 million; and

•a three-month average daily trading volume of at least USD $200,000 in at least two of the latest three quarters (current quarter and at the previous two quarters).

In addition, at least one of the following applies for securities already in the underlying index:

•a three-month average daily trading volume of at least USD $600,000 at the current quarter or at one of the previous two quarters; or

•at least 200,000 shares traded per month over the last six months at the current quarter or at one of the previous two quarters.

Initial Public Offerings, Special Purpose Acquisition Companies, and Spin-Offs

Modified investability rules are applied for a recent initial public offering (“IPO”), spin-offs and postmerger/acquisition special purpose acquisition companies (“SPACs”). Such companies qualify for fast track addition to the investable universe once; either at the next regularly scheduled review if it has been trading since at least the last trading day of the month two months prior to the review month or else at the following regularly scheduled review. In order to be added to the underlying index the IPO security has to meet all of the following size and liquidity requirements:

•the IPO must have a full market capitalization exceeding USD $150 million;

•the IPO must have a free-float factor of at least 10%;

•the IPO must have an average daily trading volume of at least USD $1 million; and

•the IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule is applicable for newly spun-off companies and post-merger/acquisition SPACs (using the merger/acquisition date like an IPO date) as well.

Eligibility Universe

Share Class

One share class of each company in the investable universe is included in the eligible universe. In case more than one share class fulfills the above specified market capitalization and liquidity rules, only the largest share class by free-float market capitalization qualifies for the eligible universe. In exceptional cases (e.g. significantly higher liquidity), MarketVector can decide for a different share class.

In case the free-float market capitalization of a currently not included share class of an index component exceeds the free-float market capitalization of the currently selected share class by at least 25% and fulfills all market capitalization and liquidity eligibility criteria for non-components the currently selected share class will be replaced by the larger one.

In exceptional cases (e.g. significantly higher liquidity), MarketVector can decide to keep the current share class instead.

Pricing Source

For each company in the investable universe one pricing source qualifies for the eligible universe. In cases where a company has multiple listings (e.g. ADRs, GDRs, or listings on markets other than in the home country), the price sources will be selected to the eligible universe in the following order:

1.US price source;

2.UK price source- London Stock Exchange International Order Book only;

3.Home-market price source;

4.Most liquid foreign-market price source.

Once a company has qualified for the investable universe, only the most liquid single exchange price source within the country qualifies for the eligible universe. In exceptional cases, MarketVector can assign alternative pricing sources.

Index Review

Review Schedule

Components of the underlying index are reconstituted and rebalanced on a quarterly basis in March, June, September, and December

Market Linked Securities—Auto-Callable with Contingent Coupon  with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

according to the following schedule:

1.The eligible universe and component selection is determined based on the closing data on the last business day in February, May, August, and November. If a security does not trade on the last business day in February, May, August, or November, the last available price for this security will be used.

2.Component weights are determined based on closing data as of the Wednesday prior to the second Friday of March, June, September, and December. If a security does not trade on the Wednesday prior to the second Friday of March, June, September, and December, the last available closing data for this security will be used.

3.The underlying review and rebalance data (i.e. weights, shares outstanding, free-float factors, and new weighting cap factors) is announced on the second Friday of March, June, September and December.

4.Changes will be implemented and based on the closing prices as of the third Friday of March, June, September, and December. If the third Friday is not a business day, the review will take place on the last business day before the third Friday. If a security does not trade on the third Friday of March, June, September, or December, then the last available price for this security will be used. Changes become effective on the next index dissemination day.

Selection Procedure

Upon an index reconstitution, securities included in the eligible universe are selected to the underlying index based on the following procedure. The underlying index targets a coverage of 90% of the free-float market capitalization of the eligible universe with a minimum of 25 components.

1.All securities in the eligible universe are sorted in terms of free-float market capitalization in descending order.

2.Securities covering the top 85% of the free-float market capitalization of the eligible universe qualify for selection.

3.Current components between 85% and 98% of the free-float market capitalization of the eligible universe also qualify for selection.

4.If the coverage is still below 90% of the free-float market capitalization of the eligible universe or the number of components in the underlying index is still below 25, the largest remaining securities will be selected until both the target coverage and minimum number of components are reached.

5.In case the number of eligible securities is below the minimum of 25, additional securities are added by MarketVector’s decision until the number of securities selected to the underlying index reaches the minimum of 25 components.

Weighting Scheme

Upon an index rebalance, components selected to the underlying index will be weighted according to a modified float-adjusted market cap weighting strategy:

1.All index components are weighted by their free-float market capitalization.

2.All components with more than 50% exposure to gold-related activities that exceed 4.5% in weight but at least the largest five and at the maximum the largest 9 of these components are grouped together (so called “Large-Weights”). All other components are grouped together as well (so called “Small-Weights”).

3.The aggregated weighting of the Large-Weights is capped at 45%:

•Large-Weights: If the aggregated weighting of all components in Large-Weight exceeds 45%, then a capping factor is calculated to bring the weighting down to 45%- at the same time a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 55%. These two factors are then applied to all components in the Large-Weights or the Small-Weights respectively.

•Large-Weights: The maximum weight for any single security is 20% and the minimum weighting is 5%. If a security is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight shall be redistributed proportionally across all other remaining index constituents in the Large-Weights.

•Small-Weights: The maximum weight for any single security is 4.5%. If a security is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other remaining index constituents in the Small-Weights.

In case the aggregated weight of all index components with less than 50% exposure to gold-related activities exceeds 20%, a weighting cap factor will be applied to ensure the aggregated weight of such index components does not exceed 20%. The excess weight shall be proportionally redistributed among the uncapped index components with more than 50% exposure to gold-related activities within the Small-Weights.

Index Maintenance

Changes to Free-Float Factors and Number of Shares

Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, spin-offs etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Any secondary issuance, share repurchase, buyback, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (three trading days notice) and implemented on the first dissemination day of the following month (on a best effort basis). If necessary and information is available, resulting float changes will be taken into consideration.

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Changes due to Mergers & Takeovers

A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving security and one or more non-surviving securities that may not necessarily be delisted from the respective trading system(s). The following treatments are applied for mergers and takeovers containing stock terms:

•If an index component merges with or takes over another index component: The surviving security remains in the underlying index and the other security is deleted immediately from the underlying index. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

•If a non-index component merges with or takes over an index component:

-If the surviving security meets the eligible index universe requirements, it will be added to the underlying index. Its shares and float will be adjusted according to the terms of the merger/takeover and will replace the current index component.

-If the surviving security does not meet the eligible index universe requirements, it will not be added to the underlying index and the current index component will be deleted immediately from the underlying index. The following treatments are applied for mergers and takeovers with cash terms only:

•If a non-index component merges with or takes over an index component:

-The index component will be deleted.

Changes due to Spin-Offs

The spun-off company will be added to the underlying index where the parent company is an index constituent according to the transaction terms, with a price of zero, on the ex-date. If the spun-off does not start trading on the ex-date, a fixed indicative price will be used until the first trading day. If an indicative price is not possible to be calculated, the spun-off company will be added with a price of zero to the underlying index. If the spun-off does not qualify for the underlying index, it will be deleted after two trading days based on its respective closing price.

Additions due to Replacements

On an ongoing basis, for all corporate events that result in a security deletion from the underlying index, the deleted security will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the underlying index would drop below 20. The replacement security will be added at the same weight as the deleted security. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement security will be added with its uncapped free-float market capitalization weight.

In all other cases, i.e. there is no replacement. The additional weight resulting from the deletion will be redistributed proportionally across all other index constituents.

In case the number of index components drops below the minimum component number and no non-component security is eligible as a replacement, the determination of the addition is subject to MarketVector’s decision.

Index Calculation

The underlying index is calculated using the Laspeyres’ formula:

Where (for all securities (i) in the underlying index):

pi = security price,

qi = number of shares,

f fi = free-float factor,

fxi = exchange rate (local currency to index currency),

cfi = weighting cap factor (if applicable, otherwise set to 1),

M = free-float market capitalization of the underlying index,

D = divisor.

Divisor Adjustments

Index maintenance, reflecting changes in shares outstanding, capital actions, addition or deletion of securities to the underlying index, should not change the level of the underlying index. This is accomplished with an adjustment to the divisor. Any change to the securities in the underlying index that alters the total market value of the underlying index while holding security prices constant will require a divisor adjustment.

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Where ∆MC is the difference between closing and adjusted closing market capitalization of the underlying index.

Free-Float

The underlying index is free-float adjusted—the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free-float factors are reviewed quarterly.

Corporate Action Related Adjustments

Corporate actions range widely from routine share issuances or buybacks to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted.

pi = security price;

qic = number of shares,

Type of Corporate Action	Treatment	Divisor Adjustment
Cash dividend	(In total return gross indexes the withholding tax is 0)	Yes
Special cash dividend	(In total return gross indexes the withholding tax is 0)	Yes
Split	Shareholders receive ‘B’ new shares for every ‘A’ share held.	No
Rights Offering	Shareholders receive ‘B’ new shares for every ‘A’ share held. If the subscription-price is either not available or not smaller than the closing price, no adjustment will be made.	Yes
Stock dividend (withholding taxes are applied, if applicable)	Shareholders receive ‘B’ new shares for every ‘A’ share held.	No
Stock dividend from treasury (withholding taxes are applied, if applicable)	Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Yes
Stock dividend of a different company security (withholding taxes are applied, if applicable)	The shares of the different company will be added according to the terms.	No
Addition/Deletion of a company	Net change in free-float market value determines the divisor adjustment.	Yes
Changes due to a	Net change in free-float market value determines the divisor	Yes

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merger/takeover	adjustment. In case of no change, the divisor change is 0.
Spin-offs	Shareholders receive ‘B’ new shares for every ‘A’ share held.	No
Changes in shares outstanding	Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Yes

With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the security will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the underlying index.

Corporate actions are announced at least four days prior to implementation.

Data Correction and Disruptions

Incorrect or missing input data will be corrected immediately.

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Historical Information

The following graph sets forth the daily historical performance of the GDX in the period from January 2, 2021 through August 24, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The GDX began tracking the MarketVector Global Gold Miners Index after the close of trading on September 19, 2025. Prior to September 19, 2025, the GDX tracked the NYSE® Arca Gold Miners Index®. Any historical information about the performance of the GDX for any period before the close of trading on September 19, 2025 therefore should not be considered information relevant to how the GDX will perform as it tracks the MarketVector Global Gold Miners Index. The horizontal line in the graph represents the GDX’s hypothetical Coupon Barrier and hypothetical Threshold Value of $72.478, which is 70% of the GDX’s hypothetical Starting Value of $103.54, which was its Closing Price on August 24, 2026. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the GDX is not necessarily indicative of the future performance of the GDX or what the value of the Securities may be. Any historical upward or downward trend in the price of the GDX during any period set forth above is not an indication that the price of the GDX is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the GDX.

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The iShares® Silver Trust

The SLV trades under the ticker symbol “SLV” on NYSE Arca. iShares Delaware Trust Sponsor LLC (“iShares Delaware”) is the sponsor of the SLV.  The Bank of New York Mellon is the trustee of the SLV, and JPMorgan Chase Bank, N.A., London branch is the custodian of the SLV.

The SLV seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV consist primarily of silver held by the custodian on behalf of the SLV. The SLV issues shares (“Shares”) in exchange for deposits of silver and distributes silver in connection with the redemption of Shares. The Shares of the SLV are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The SLV issues Shares in blocks of 50,000 Shares (a block of 50,000 Shares is called a “Basket”) to certain authorized participants, on an ongoing basis. Baskets are only issued or redeemed in exchange for an amount of silver determined by the trustee on each day that NYSE Arca is open for regular trading.

The Shares of the SLV represent units of fractional undivided beneficial interest in and ownership of the assets of the SLV. The SLV is a passive investment vehicle and the trustee of the SLV does not actively manage the silver held by the SLV. The trustee of the SLV sells silver held by the SLV to pay the SLV’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.50% of the NAV of the SLV and is payable monthly in arrears. The trustee of the SLV will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of SLV expenses or liabilities not assumed by iShares Delaware.

Information provided to or filed with the SEC by the SLV pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-268747 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. Information on that website is not included or incorporated by reference in this document. According to the SLV’s prospectus, the SLV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder, the SLV is not a commodity pool within the meaning of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

Creation and Redemption

The SLV issues and redeems Baskets on a continuous basis. Baskets are only issued or redeemed in exchange for an amount of silver determined by the trustee on each day that NYSE Arca is open for regular trading. No Shares are issued unless the custodian has allocated to the SLV’s account (except for an unallocated amount of silver not in excess of 1,100 ounces), the corresponding amount of silver. At the creation of the SLV, a Basket required delivery of 500,000 ounces of silver. The amount of silver necessary for the creation of a Basket, or to be received upon redemption of a Basket, will decrease over the life of the SLV, due to the payment or accrual of fees and other expenses or liabilities payable by the trust. Baskets may be created or redeemed only by Authorized Participants, who pay the trustee a transaction fee for each order to create or redeem Baskets.

Valuation of Silver; Computation of NAV

On each business day, as soon as practicable after 4:00 p.m. (New York time), the trustee evaluates the silver held by the SLV and determines the NAV of the SLV and the NAV per Share. For purposes of making these calculations, a business day means any day other than a day when NYSE Arca is closed for regular trading. The trustee values the silver held by the SLV using that day’s LBMA Silver Price. LBMA Silver Price is the price per ounce, in U.S. dollars, of unallocated silver delivered in London determined by the ICE Benchmark Administration following an electronic auction consisting of one or more 30-second rounds starting at 12:00 p.m. (London time) on each day that the London silver market is open for business and published shortly thereafter. Once the value of the SLV’s silver has been determined, the trustee subtracts all accrued fees, expenses and other liabilities of the SLV from the total value of the silver and all other assets of the SLV. The resulting figure is the NAV of the SLV. The trustee determines the NAV per Share by dividing the NAV of the SLV by the number of Shares outstanding on the day the computation is made.

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Historical Information

The following graph sets forth the daily historical performance of the SLV in the period from January 2, 2021 through August 24, 2026. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SLV’s hypothetical Coupon Barrier and hypothetical Threshold Value of $43.54, which is 70% of the SLV’s hypothetical Starting Value of $62.20, which was its Closing Price on August 24, 2026. The actual Starting Value, Coupon Barrier and Threshold Value will be determined on the Pricing Date.

This historical data on the SLV is not necessarily indicative of the future performance of the SLV or what the value of the Securities may be. Any historical upward or downward trend in the price of the SLV during any period set forth above is not an indication that the price of the SLV is more or less likely to increase or decrease at any time over the term of the Securities.

Before investing in the Securities, you should consult publicly available sources for the prices and trading pattern of the SLV.

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Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and iShares® Silver Trust due August 31, 2029

Structuring the Securities

The Securities are our debt securities, the return on which is linked to the performance of the Underlyings. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlyings. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, typically results in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.

The initial estimated value range of the Securities is set forth on the cover page of this preliminary pricing supplement.  The final pricing supplement will set forth the initial estimated value of the Securities as of the Pricing Date.

In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlying, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Selected Risk Considerations” beginning on page PS-9 above and “Use of Proceeds” on page 15 of the accompanying prospectus.

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U.S. Federal Income Tax Summary

You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:

•There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.

•You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as contingent income-bearing single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 76 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities prior to maturity. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.

•In addition, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

•We intend to take the position that any Contingent Coupon Payments constitute taxable ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s method of tax accounting.

•We intend to treat any Contingent Coupon Payment made to Non-U.S. Holders (as defined on page 76 of the accompanying prospectus) as generally subject to withholding at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any Contingent Coupon Payment made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding.

•Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments.

•Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-45 of the accompanying product supplement.